SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007 (November 16, 2007)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Exhibits Index
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes to Executive Officer Compensation and the Company’s Senior Leadership Compensation Plan
On November 16, 2007, following a regularly scheduled annual review of executive compensation, including market comparisons of compensation levels at peer companies led by an outside compensation consultant, the Compensation Committee approved an increase in the annual base salary of the Company’s Chief Executive Officer, Michael Klayko, from $680,000 to $725,000, effective as of November 1, 2007.
The Compensation Committee also amended the Company’s Senior Leadership Compensation Plan, effective as of fiscal year 2008. The criteria for Mr. Klayko’s annual incentive target was amended to consist of the Company’s performance against revenue targets (50%) and non-GAAP operating margin targets (50%), multiplied by the Company’s performance against non-GAAP operating profit targets. Mr. Klayko’s annual incentive target of 100% of his annual base salary under the Senior Leadership Compensation Plan was not changed. The criteria for other executives responsible for the Company’s business units was also amended to reflect a combination of overall Company performance and specific business unit performance based on revenue, operating margin and operating profit targets. A copy of the Senior Leadership Compensation Plan, as amended, is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Amended and Restated Senior Leadership Plan.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: November 21, 2007	By:	/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer and Vice President, Finance

Exhibits Index

Exhibits	Discription
10.1	Amended and Restated Senior Leadership Plan.